Exhibit 99.1

MEDIA
Jean-Marc Podvin	Tony Plohoros
33-1-53-77-42-43	609-252-7938
jean-marc.podvin@sanofi-aventis.com	tony.plohoros@bms.com

INVESTORS
Sanjay Gupta	John Elicker
33-1-53-77-45-45	212-546-3775
sanjay.gupta@sanofi-aventis.com	john.elicker@bms.com

PRELIMINARY INJUNCTION ORDERED IN PLAVIX® PATENT

INFRINGEMENT CASE

APOTEX TO HALT SALES OF UNAUTHORIZED GENERIC

Paris, France and New York, New York (August 31, 2006) - Sanofi-aventis (Paris Bourse: EURONEXT: SAN; and New York: NYSE: SNY) and Bristol-Myers Squibb (New York: NYSE: BMY) (the “companies”) today announced that the U.S. District Court for the Southern District of New York has granted a preliminary injunction ordering Apotex Inc. and Apotex Corp. (“Apotex”) to halt its sales of a generic version of clopidogrel bisulfate product that competes with PLAVIX®. The Court, however, did not order Apotex to recall products already sold/shipped.

The order was entered in connection with the patent infringement lawsuit pending among the parties relating to the validity of a composition of matter patent for clopidogrel bisulfate. On August 8, 2006, Apotex announced that it had launched a generic version of clopidogrel bisulfate 75 mg tablets.

The Court has ordered the companies to post a bond in the amount of $400 million to provide security to Apotex should the Court conclude at the end of the patent litigation that the injunction was wrongly imposed. The injunction will remain in effect until the pending patent infringement lawsuit is resolved.

The companies continue to believe that the Apotex generic product infringes their intellectual property rights, which are currently the subject of the pending patent litigation. The companies intend to continue to vigorously defend their patent rights against infringement. A trial has been set for January 22, 2007.

About sanofi-aventis

Sanofi-aventis is the world’s third largest pharmaceutical company, ranking number one in Europe. Backed by a world-class R&D organization, sanofi-aventis is developing leading positions in seven major therapeutic areas: cardiovascular, thrombosis, oncology, metabolic diseases, central nervous system, internal medicine, and vaccines.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

Statements on Cautionary Factors

Sanofi-aventis

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future events, operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipates,” “believes,” “intends,” “estimates,” “plans” and similar expressions. Although sanofi-aventis’ management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of sanofi-aventis, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include risks that may arise from the Department of Justice’s criminal investigation on the Plavix® proposed settlement with Apotex, the adverse impact of generic product distributed into the market prior to the Court’s injunction, the risks related to the launch of a generic clopidogrel bisulfate product by Apotex, the potential launch of a generic clopidogrel bisulfate product by other entities, as well as those discussed or identified in the public filings with the SEC and the AMF made by sanofi-aventis, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in sanofi-aventis’ annual report on Form 20-F for the year ended December 31, 2005. Other than as required by applicable law, sanofi-aventis does not undertake any obligation to update or revise any forward-looking information or statements.

Bristol-Myers Squibb

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding Bristol-Myers Squibb’s future operating performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These risks and uncertainties include the outcome of the Plavix litigation, the adverse impact of generic product distributed into the market prior to the Court’s injunction, the Department of Justice’s criminal investigation and the launch of a generic clopidogrel bisulfate and the potential launch of generic clopidogrel bisulfate product by other generic companies. For further details and a discussion of these and other risks and uncertainties, see Bristol-Myers Squibb’s periodic reports, including current reports on Form 8-K, quarterly reports on Form 10-Q and those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the annual report on Form 10-K for the year ended December 31, 2005, furnished to and filed with the Securities and Exchange Commission. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

###